PAGE 1
ACL VARIABLE ANNUITY ACCOUNT 1
Registration Number 333-00041/811-07475

                                  EXHIBIT INDEX

Exhibit 3: Variable Annuity and Life Insurance Distribution and Administrative Services Agreement, dated April 10, 1997

Exhibit 8.1: Participation Agreement, dated Oct. 7, 1996, by and among American Centurion Life and Warburg Pincus
               Trust and Warburg, Pincus Counsellors, Inc. and
               Counsellors Securities, Inc.

Exhibit 8.2: Fund Participation Agreement, dated July 31, 1996, by and among American Centurion Life, TCI
               Portfolios, Inc. and Investors Research Corporation.

Exhibit 8.3: Fund Participation Agreement, dated Oct. 23, 1996, between Janus Aspen Series and American
               Centurion Life.

Exhibit 8.4:   Participation Agreement, dated Dec. 4, 1996, among
               INVESCO Variable Investment Funds, Inc., INVESCO
               Funds Group, Inc. and American Centurion Life.

Exhibit 10:    Consent of Independent Auditors

Exhibit 11:    Financial Statement Schedules and Report of
               Independent Auditors.

Exhibit 14.1:  Financial Data Schedule.

Exhibit 14.2:  Power of Attorney to sign this Registration
               Statement dated March 25, 1997